Form C

Cover Page

Name of issuer:

The Clement Street Brewpub, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 7/11/2017

Physical address of issuer:

823 Clement St.
San Francisco CA 94117

Website of issuer:

http://https://www.lostmarblesbrewpub.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

2

Price:

$30,000.00000

Method for determining price:

Dividing pre-money valuation ($2,205,000) by number of shares outstanding on fully diluted basis.

Target offering amount:

$60,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$600,000.00

Deadline to reach the target offering amount:

4/26/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$76,584.00	$0.00
Cash & Cash Equivalents:	$39,184.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$2,641.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,057.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

The Clement Street Brewpub, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Ivan Hopkinson	CEO	Barrel Head SF	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Natasha Gatto	Vice President	2017
Natasha Gatto	CFO	2017
Ivan Hopkinson	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Hopkinson Breweries, Inc.	70.0 Common interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The success of the LLC will depend directly on the successful operation of the Restaurant. Any return to the LLC, and accordingly the Members, will depend on the success of the Management and key personnel and consultants in generating income in excess of operating costs. The success of the LLC will also depend in part on the successful and timely construction of the Restaurant premises within the projected budget. If some of the operations do not achieve a certain level of gross revenues, the financial performance of all of the operations may be seriously and negatively impacted.

The financial projections provided to potential investors by the Manager assume stable economic conditions. Changes in labor costs or other critical costs may be difficult to absorb and can adversely affect the bottom line and viability of the Restaurant. Labor costs are presently increasing in the San Francisco Bay Area, given the increasing pace of economic growth in the area compared to the past four years. The region is presently experiencing rapid economic growth, and a resultant labor shortage. As of January 2018, unemployment in the City and County of San Francisco was at approximately 2.8%. Surrounding areas which may provide a labor force for the Restaurant, such as other areas of San Mateo County or Santa Clara, are experiencing similarly low unemployment rates. Another "boom" economy comparable to that of 1999, when unemployment in the San Francisco Bay Area was less than 1.5%, could cause a drastic reduction of a willing labor force available for relatively low paying service or industrial positions, and a rise in employment costs. It is impossible to predict if future economic growth may result in labor costs higher than projected. Such unanticipated changes could result in a decrease in the Company's profits, which in turn could have a material adverse impact on the Company's business operations and may decrease the value of Membership Interests in the Company.

To the extent the Company employs service staff in the Restaurant operations, a portion such staff will be tipped employees and may accordingly be paid the minimum wage. State, federal and local legislators have advocated significant increases in the minimum wage during recent years. The Company has no control over increases in the minimum wage. However, when the minimum wage is increased, it may be difficult for the Company to pass along increased payroll costs to guests due to the competitive pricing of menu items in the retail food and beverage industry. As a result, increases in the minimum wage could have a material adverse impact on the Company.

Despite the region-specific economic growth in the San Francisco Bay Area, economic growth in the State of California and the rest of the country is uncertain due to a variety of factors and may have an adverse impact on the Company's business operations and profits, thereby decreasing the value of Membership Interests in the Company. Even in good financial times, the opening of a wholesale and/or retail food and beverage business requires a great deal of time, resources and expenditures before the realization of profits, and a further economic downturn may make it more difficult than anticipated for the Company to maintain a solid customer base. These factors may have an adverse impact on the Company's Restaurant and profits thereby decreasing the value of Membership Interests in the Company.

Changes in assumptions or their underlying facts could significantly affect the projections. to the extent that the assumed events do not occur, the outcome may vary significantly from the projected outcomes. consequently, there can be no assurance that the actual operating results of the llc will correspond to the projections contained in the prospective financial statements.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company is a licensee and has obtained the right to use the trade name "The Lost Marbles Brewpub" as it applies to Company operations and services (the "Intellectual Property") through a licensing agreement with the Founder. The Company shall have a right to utilize such Intellectual Property on a nonexclusive basis only for so long as the Company remains a licensee of the Founder. Removal of the Founder as the Manager or expulsion from the Company may terminate the Company's right to utilize the Intellectual Property and may negatively impact the business of the Company. In addition, the Intellectual Property is licensed to the Company only for one location to be owned and operated by the Company, and the Manager may, at its option, expand the brand associated with the Intellectual Property through operations owned by one or more additional companies in which neither the Company nor its Members may have an ownership interest. **YOUR INVESTMENT IN THE COMPANY DOES NOT CONSTITUTE AN INVESTMENT IN OTHER VENTURES OF THE MANAGER OR ITS PRINCIPALS UTILIZING THE INTELLECTUAL PROPERTY OR THE SAME OR SIMILAR CONCEPTS, AND NO RIGHTS IN THE OWNERSHIP OF SUCH VENTURES, OR AN INTEREST IN THE PROFITS, LOSSES OR REVENUE STREAMS THEREFROM, IS OFFERED OR IMPLIED.**

Furthermore, the licensure of Intellectual Property is a valuable asset of the Company. Although the Company is not aware of any infringing uses or claims of prior usage, such claims could materially affect its current business or prevent the Company from using such trademarks in its business. The Company and/or the Management, as the case may be, may apply for trademark registration for some or all of the various trade names with the United States Patent and Trademark Office upon such names being utilized in the stream of commerce.

The offering price of the securities offered hereby has been arbitrarily determined by the Management based primarily upon the cost of designing and constructing the Restaurant at the Premises, the purchase of furniture, fixtures and equipment, the expense of this Offering (including legal and accounting fees), the cost of organizing the LLC, the expense of purchase of a liquor license, and other startup costs and expenses associated with opening the Restaurant. Accordingly, the offering price of the Units is no indication of their fair market value or the fair market value of the Company and its assets, and no assurance is or can be given that the Membership Interest purchased, if transferable, could be sold for the offering price or for any other amount. Nor does the Offering Amount represent a valuation of the enterprise as a whole.

Investors in this round should know that they are investing in Lost Marbles Brewpub, LLC, not Barrel Head, as they are 2 separate entities. The past success of Barrel Head is not an indicator of the future success of Lost Marbles Brewpub LLC.

Lost Marbles Brewpub LLC may not be successful in securing the funding necessary to open it's doors. Should it not open, earning a return on this investment will be unlikely.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$60,000**

Use of Proceeds: Building permits -- $55,800

Wefunder Intermediary fee: $4,200

If we raise: **$390,000**

Use of Proceeds: Bar Equipment $75,000

Building Construction Improvements $150,000

Brewery Equipment: $137,700

Wefunder Intermediary fee: $27,300

If we raise: **$600,000**

Use of Proceeds: Bar Equipment $75,000
Building Construction Improvements $150,000
Brewery Equipment $175,000
Furnishings $25,000
Kitchen Equipment $125,000
Pre-Opening Expenses $8,000

Wefunder Intermediary fee $42,000

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced round: $2,205,000 pre-money valuation

See exact security attached as Appendix B, Investor Contracts.

The Clement Street Brewpub, LLC is offering up to 20 units, at price of $30,000 per Preferred Interest (unit), for a maximum of $600,000.

Each $30,000 of Preferred Interests purchased shall be equal to a 1% Preferred Membership Interest, and fractional purchases shall be equal to a pro-rata portion thereof (for instance, a $10,000 purchase shall equal 0.333% Membership Interest, $5,000 shall be equal to 0.1666%, etc...).

The Clement Street Brewpub, LLC is offering a minimum of 2 Preferred Interests, for a minimum offering of $60,000.

Preferred Return on Investment. The holders of the Preferred Interests together as a group will be granted a preferred return, based on each such Member's pro-rata Economic Interest attributable to the Member vis a vis all holders of Preferred Interests, equal to an 90% distribution of profits (for example, 3% per $30,000 investment assuming full subscription to the Offering), until profit distributions equivalent to 150% of the holders of Preferred Interests' capital contributions are paid to them by the Company (the "Preferred Return Period"). Upon completion of the Preferred Return Period, and for the duration of the life of the Company, the profit allocation and distribution of cash to holders of Preferred Interests will equal an aggregate of 30%, assuming full subscription (1% per $30,000 of investment), and the Management will receive 70%. If the Offering is under-subscribed, all unsold Preferred Interests will not convert and shall remain with Management in the form of Common Membership Interest (provided that Management may offer such interests for sale as Preferred Interests at any time prior to commencement of profit distributions), but the preferred return rate for Preferred Interests as a group shall remain at 90%, divided pro rata among the sold interests.

Liquidation Preference. In the event of any liquidation or winding up of the Company during the Preferred Return Period, the Investors will be entitled to receive in preference to the holders of Common Interests an amount equal to the Offering Amount (less the amount previously returned). The Preferred Interests, as a group, will be participating so that after payment of the Offering Amount to the holders of Preferred Interests, the remaining assets shall be distributed pro-rata to all unitholders on a common equivalent basis. A merger, acquisition or sale of substantially all of the assets of the Company in which the Members of the Company do not own a majority of the outstanding shares of the surviving corporation or other entity shall be deemed a liquidation.

Voting Rights. The holders of Preferred Interests will have limited voting rights, and day-to-day management of the Company shall vest in the Manager, who shall also hold the majority voting interest in the LLC, in the form Common Membership Interests.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

No term hereof may by changed, waived, discharged, or terminate orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Interests	70	70	Yes
Preferred Interests	30	3.5	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Interests have full voting rights and management authority; Preferred Interests have very limited voting rights and no management authority. Preferred Interests have liquidation preferences in connection with the amount of Preferred Return due to them.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering or sale).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	04/26/18
Amount	$75,000.00
Interest rate	0.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	04/27/19

Investors were offered Preferred Membership Units.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	SAFE	$0	General operations
4/2018	Other	Convertible Note	$75,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Peter and Natasha Hopkinson
Amount Invested	$15,000.00
Transaction type	Convertible note
Issue date	04/06/18
Interest rate	0.0% per annum
Discount rate	0.0%
Maturity date	04/27/19
Uncapped note	Yes
Relationship	Parents of CEO Ivan Hopkinson

This was part of the $75,000 convertible note in April 2018.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our sister location, Barrel Head Brewhouse, was a challenging buildout. But we learned from our mistakes by listening to our guests, and the public noticed -- that location now averages $3M a year in sales. Now, buoyed by that experience, we're thrilled to be building out our sister location, Lost Marbles Brewpub. Located in a space first built in 1908 on San Francisco's popular Clement Street, Lost Marbles will be an intimate, funky brewpub for the whole community.

We've signed a long-term lease on our new location and are planning on opening in mid-2019. Our 5,000 square foot space will be ornately detailed, functional yet sleek, and dynamic. If we can match the revenue numbers of our sister location -- which we feel confident about being able to do -- we'll be running two of the more successful brewpubs in San Francisco, giving us nothing but options for future sister locations.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

The Clement Street Brewpub, LLC was incorporated in the State of California in July 2017.

Since then, we have:

- Our sister brewpub, Barrel Head Brewhouse, does $3M in yearly sales.
- New 5,000 sq. ft. location is on population-heavy Clement Street and is a rebuild of a beautiful bar first built in 1908.
- Lost Marbles Brewpub will be the first and only brewpub in the Inner Richmond neighborhood, important because 50k people live within one mile of our location on 823 Clement St.
- There are only 15 brewpubs in San Francisco compared to 70 in Portland, a city with a similar population.
- Barrel Head was featured in Zagat's "15 Hottest New Beer Bars in the U.S." in 2015.
- Barrel Head has 30 employees, 90% of whom have been with the company since inception and several of whom will come work at Lost Marbles.

Historical Results of Operations

Our company was organized in July 2017 and has limited operations upon which prospective investors may base an evaluation of its performance. While Barrel Head Brewhouse and Lost Marbles Brewpub, LLC are sister locations and may share some assets, the success of Barrel Head Brewhouse is not an indicator of the success of Lost Marbles Brewpub, LLC.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $76,584, including $39,184 in cash.
- *Net Loss.* The Company has had net losses of $1,057 for the fiscal year ended December 31, 2017.
- *Liabilities.* The Company's liabilities totaled $2,641 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $75,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 2 months before we need to raise further capital. In order to successfully open Lost Marbles Brewpub LLC we will likely need to seek financing elsewhere in addition to this raise.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

The Clement Street Brewpub, LLC cash in hand is $200, as of February 2019. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month.

Including a Regulation D round, we are currently aiming to raise $900,000. If needed, we could open with $500,000. Our expenses will rise dramatically in the next 3 - 6 months as we complete buildout of Lost Marbles Brewpub. We expect (although cannot guarantee) that revenues will be $3mil annually after opening, and expenses around $2.5mil. We hope to be able to get this location open 6 to 8 months after the close of the Wefunder campaign.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.lostmarblesbrewpub.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Lost Marbles Brewpub Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Ivan Hopkinson
Natasha Gatto

Appendix E: Supporting Documents

Operating_Agreement_Exhibit.pdf
CLEMENT_STREET_BREWPUB.Summary.v2.pdf



INVEST IN LOST MARBLES BREWPUB

maximum target met

$0

raised of $0 maximum target from 0 investors

The Barrel Head Team is Restoring 823 Clement St

Our sister location, Barrel Head Brewhouse, was a challenging buildout. But we learned from our mistakes by listening to our guests, and the public noticed -- that location now averages $3M a year in sales. Now, buoyed by that experience, we're thrilled to be building out our sister location, Lost Marbles Brewpub. Located in a space first built in 1908 on San Francisco's popular Clement Street, Lost Marbles will be an intimate, funky brewpub for the whole community.



Ivan Hopkinson
Founder
20 years operations and management experience in food & beverage, Captain at Barrel Head Brewhouse



The gang that brought you Barrel Head Brewhouse are still crazy, and are opening our sister brewpub.

$ 1,000 min

REMIND ME (0)

What you are investing in

Priced Round

$2.21M pre-money valuation

$30,000.00 per share
Preferred Stock

If you invest, you're betting Lost Marbles Brewpub will be worth more than $2.21M in the future.

Earning a return

Learn more about equity fundraises

Investor perks

$1,000+
Super soft Lost Marbles Brewpub T-Shirt and custom pint glass 2 tickets to our private pre-opening party

$5,000+
All of the above plus: Two tickets to first our annual release party for our Barrel-Aged Sour Beer and two bottles of the beer to take home with you

Why you may want to invest

1. Our sister brewpub, Barrel Head Brewhouse, does $3M in yearly sales.
2. New 5,000 sq. ft. location is on population-heavy Clement Street and is a rebuild of a beautiful bar first built in 1908.
3. Lost Marbles Brewpub will be the first and only brewpub in the Inner Richmond neighborhood, important because 50k people live within one mile of our location on 823 Clement St.
4. There are only 15 brewpubs in San Francisco compared to 70 in Portland, a city with a similar population.
5. Barrel Head was featured in Zagat's "15 Hottest New Beer Bars in the U.S." in 2015.
6. Barrel Head has 30 employees, 90% of whom have been with the company since inception and several of whom will come work at Lost Marbles.
7. Investments in this round will go towards Lost Marbles Brewpub, a new sister entity of Barrel Head Brewhouse. The previous success of Barrel Head Brewhouse does not provide a guarantee of success for Lost Marbles Brewpub.
8. Barrel Head was the winner of "Best Beer Program in SF" at Golden Gate Restaurant Association's annual Saucy Awards 2017.

Our Ambition

We've signed a long-term lease on our new location and are planning on opening in mid-2019. Our 5,000 square foot space will be ornately detailed, functional yet sleek, and dynamic. If we can match the revenue numbers of our sister location -- which we feel confident about being able to do -- we'll be running two of the more successful brewpubs in San Francisco, giving us nothing but options for future sister locations.

unnamed__2_.jpg

unnamed__3_.jpg

https://lostmarblesbrewpub.com

San Francisco, CA

$10,000+
All of the above plus: One-year membership to our Pint Club where you have your own personalized pint glass kept safe for you at Lost Marbles and we will fill it with your favorite beer on us each time you visit.

$15,000+
All of the above plus: Personalized Lost Marbles Brewers Jacket

$20,000+
All of the above plus: 2 tickets yearly to our annual brewer's dinner featuring a minimum of 6 courses with beer pairings lead by our brewmaster

$30,000+
All of the above plus: Life Time Growler Club- personalized, laser etched, growler. Bring it to the pub, as often as you like, and we will fill it with your favorite Lost Marbles Beer for you to enjoy at home. Private beer tasting and brewing experience for you and 8 of your friends.

see less

Why I Like Lost Marbles Brewpub

> *We're happy to hear [Barrel Head] is expanding to the Richmond district. That site has been vacant for too long, and neighbors are looking for more vibrancy there.*



Sandra Lee Fewer
DISTRICT 1 SUPERVISOR

THE BUZZ ABOUT LOST MARBLES BREWPUB

Two Barrel Heads are better than one, after all... Barrel Head is indeed vibrant, fueled by about six house beers at any given time and more than 20 others on tap.



Caleb Pershan

Writer for Eater San Francisco

Talking Torpedo Taps, Reclaimed Wood, and "Ball-Kicking Porter" With Ivan Hopkinson of Barrel Head Brewhouse

Walking into Barrel Head Brewhouse on a weekday afternoon is like walking into a circus arena -- it's slightly chaotic and you don't quite know what to look at first. The enormous torpedo tap behind the bar? (More on that soon.) The mammoth, live-

July 31, 2018 @ archives.sfweekly.com

Five Beer-Focused Restaurants to Taste California's Booming Beer Scene

Like you have probably noticed, beer is pretty hot right now. Microbreweries continue to pop up all over town, and many of them are just as focused on pairing their beer with food. Here are some new places in SF for enjoying the fresh wave of beer, from

May 3, 2018 @ sftravel.com

NOPA - Barrel Head Brewhouse - 20 San Francisco Neighborhoods, 20 Craft Breweries

This brewery has been serving up barrel-fermented (and more straight-ahead) beers from their torpedo-shaped bar since 2014.

May 3, 2018 @ chowhound.com

Barrel Head Brewhouse Celebrates First Year With Refreshed Menu, New Brewmaster | Hoodline

It's been a little over a year since Barrel Head Brewhouse opened its doors on Fulton at Masonic, and strolling it at 4:30pm on a weekday, it's obvious that business is thriving. Manhattans are being mixed, burgers grilled, and beer is brewing right on the

May 3, 2018 @ hoodline.com

5 Amazing San Francisco Bars for Every Mood - Surf Air

5 Amazing San Francisco Bars for Every Mood 'Where can we grab a drink around here?' If you've ever uttered this question, or fielded it from a friend, then you know the struggle of finding a spot that's equal parts atmosphere and menu, taste and fun.

May 3, 2018 @ surfair.com

Beertown U.S.A.: San Francisco

San Francisco was already brimming with breweries and taprooms at the dawn of 2014, but the 13 that have opened since then have the city figuratively foaming over into San Francisco Bay. In the shadow of bigger stalwarts like Anchor, Speakeasy and

February 2, 2018 @ draftmag.com

Barrel Head Brewhouse Expanding To Richmond District's Pizza Orgasmica Space

NoPa's Barrel Head Brewhouse has plans to open a second brewpub in the Richmond District's former Pizza Orgasmica & Brewing Company space at 823 Clement Street between 10th and 9th Avenues. Two Barrel Heads are better than one, after all, and

July 28, 2017 @ sf.eater.com

Local links: Barrel Head Brewhouse coming to Clement

Supervisor Sandra Fewer spilled the beans at a recent PAR meeting that Barrel Head Brewhouse is taking over the former Pizza Orgasmica space at 823 Clement.

July 28, 2017 @ richmondsfblog.com

9 Awesome SF Spots to Drink Craft Beer and Eat Tasty Food

Eventbrite

Once upon a time, people though the only beverage that made sense to pair with food was wine. Well friends, thanks to the craft beer movement, those times have changed. Restaurants now offer brews on tap that perfectly complement (or

August 30, 2016 @ eventbrite.com



BARREL HEAD BREWHOUSE JOINS SF BREWERS GUILD

In case you haven't noticed, the number of craft brewers in San Francisco is rapidly growing. Earlier this year we welcomed Fort Point Beer and Bartlett Hall to the guild, and over the next 15 months, we're poised to expand even more. Today we're happy

October 30, 2014 @ sfbrewersguild.org

Our Original Brewpub, Barrel Head, Does $3M in Yearly Sales

Our first time around, banks laughed in our faces when we asked for loans. We did the build-out anyway thanks to neighborhood investors, determination, and belief in our beer. The public matched that belief, as we grew to $3M a year in sales as well as recognitions like being named to Zagat's "15 Hottest New Beer Bars in the U.S." in 2015. We love being an integral part of our community and can't wait to bring that kind of connection to Clement Street.



Our sister location is beautiful, isn't she?

Lost Marbles Is Our Chance for a Totally Unique Space


PROVIDE 6" SLEEVE THROUGH GRADE BEAM, TYP
SECTION THROUGH GRADE BEAMS

823 Clement Street has been a bar since 1908. It's had many iterations since then, but we're bringing it back to its roots.

We're not normal people, so our brewpub won't be either. It's not just a simple remodel of the existing ornate storefront and interior wooden timbers, but a total re-imagination of a historic space.

Our brewpub will meld form and function. Guests will see huge brewing tanks behind a massive stone bar, intricate fireplaces next to skeeball, and think, "I've never been to a space like this in San Francisco before."



Concept drawing by architect Dom Vokic



Come for the Aesthetic, Stay for the Food and Beer

We know it's not just about community, though. You survive in this business with quality beer and awesome food. Our beer was the winner of the “Best Beer Program in SF” at the Golden Gate Restaurant Association's 2017 Saucy Awards and we have more than 4 stars on Yelp. We'll bring both our high-quality, low-pretention food and our expansive craft beer to Lost Marbles.





Let's Satiate San Francisco Together

Dear Investors,

Nestled in the heart of the bustling Inner Richmond neighborhood, Lost Marbles will be the first and only brewpub in the district, and we invite you to join us on this magical adventure. Why? Because here at Lost Marbles, when you're here, you're family — except unlimited beer is better than breadsticks.

Dubbed the "refugees of fine dining," we're in this game for one reason and one reason only — to show our guests a great time by any means necessary. Looking for a cold pint after a hard day's work? Wanna get your bottomless mimosa brunch on? Stressing about the perfect place to bring a first date? Host an engagement party? Maybe you just like a frothy brew, tasty grub, and rockin' music.

Our recipe: One part brewery, one part kitchen, one part neighborhood pub. Dashed with skeeball machines and a photo booth, vigorously shaken until buzzed - served straight up with an occasional burlesque fundraiser.

Our big sister, Barrel Head Brewhouse, was featured in Zagat's "15 Hottest New Beer Bars in the U.S." of 2015, and was also the Winner of the "Best Beer Program in SF" at Golden Gate Restaurant Association's 2017 Saucy Awards. Lost Marbles has no intention of slowing the momentum — focusing on fresh, inventive beers, delectable signature "brewtails," and elevated bar bites. We're also excited to put a twist on our critically-acclaimed "Manhattan Project" (a build-your-own-Manhattan concept with 500 possible combos) by launching a "New Old Fashioned Adventure." Made by the people, for the people. Take a trip to our 2.0 version of adult Neverland — where you never have to grow up, and the fun never stops.

Ivan Hopkinson

Our Progress So Far

While we've already started the buildout of our location, the total construction costs for the project will be around $900k. With a successful raise on Wefunder, we'll use the investment dollars for brewery and bar equipment, construction costs, furnishings, kitchen equipment, and pre-opening expenses. Investors in this round should know that they are investing in Lost Marbles, not Barrel Head, as they are 2 separate entities.

Recent Successes

Barrel Head won the Bronze Medal at the 2018 World Beer Cup in for his coveted Brother Harker Patersbier

Barrel Head was listed as one of "The 15 hottest New Beer Bars in the U.S." by Zagat.

San Francisco Has a Dearth of Brewpubs

15	70	5,000 sq. ft.	$3M
Number of brewpubs in San Francisco	Brewpubs in Portland, a city of a similar size	Size of our new Lost Marbles location	Yearly sales at our first location, Barrel Head Brewhouse

Meet the Founders



Ivan Hopkinson

Founder

20 years operations and management experience in food & beverage, Captain at Barrel Head Brewhouse



Davin Affrunti

Director of Operations

Operated a Michelin-star kitchen, Renowned cocktail crafter, Bar Director at Barrel Head Brewhouse



Mickey Healy

Marketing & Social Media Director

Over 15 years of restaurant management and 8 years in the SF brewing community

AND THE REST OF THE TEAM



Matt Templeton

Executive Chef

Extensive experience in charcuterie, nose-to-tail butchery, stocks, consomme, fermentation, pastry



Natasha Gatto

CFO & Company Treasurer

10+ years restaurant management & accounting experience, Oversees accounting & financial procedures



Kirk Hillyard

Brewmaster

Studied Brewing Technologies at University of Sunderland, Former Head Brewer- Half Moon Bay Brewing



Dom Vokic

Architect

Licensed architect in California for 18 years, Founder of VOKIC Architecture.

Interview

Wefunder interviewed Ivan Hopkinson on February 1, 2019.

– COLLAPSE ALL

WF: What is Lost Marbles Brewpub?

HOPKINSON: I'm Ivan Hopkinson, the owner of Barrel Head Brewhouse in San Francisco. My team and I are opening up a sister brewpub in the Clement District of San Francisco in a very old bar that was originally built in 1908. The landlord has invited us to come in there with an extremely long lease, and we're taking what was really great about the place and retaining the charm while redeveloping it into a brewery and pub.

I'm extremely proud of what we did with Barrel Head, creating this great neighborhood establishment and making world-class, world-renowned craft beer. We just won a World Beer Cup, which is kind of like the Olympics of beer. We wanted to expand but never could really find the right situation or place until we got the opportunity to transform 823 Clement Street into this old-world brewpub. We're taking really cool, old things and making them into the bar, just like at the Barrel Head Brewhouse. There, we took this old torpedo and converted it into our beer tap system — people always make fun of us, saying we're getting people bombed the right way. This thing, this torpedo, had a very different purpose at one time, and we've given it a whole new life. Now, it's become the mascot for our brewery.

One of the other things that we're doing with the 823 Clement location is that there's a lot of very old wood inside there, old paneling and wainscoting, which we are preserving and restoring, as well as updating the building and the systems. To us, having a small local place that actually makes their own beer is essential. We've had invitations to do a restaurant, and we respectfully have declined those. We want to stick to our roots.

My team and I are doing what we love what we do. We love making great food. We love making great beer and drinks, and for us, eating together and going out to dinner is a sacred thing. We're not just a restaurant looking to make a dollar. We're not a bar. We really are the Cheers of San Francisco, to the point that if somebody offered me the opportunity to be down in Union Square, I would turn it down. I wouldn't want to do that. I want to be where people live and get together.

WF: What inspired you to start Barrel Head?

HOPKINSON: When I was about 11, I stole one of my brother's beers out of his little mini refrigerator. I drank it and was like, "Wow, what is this amazing bubbly drink that I'm not allowed to drink? I need to learn how to make this." I was 20 when I first started making beer. A friend of mine got into the home brewing and then I could never stop. I worked in the brewing industry after that, and even when I went to university, I constantly was in the search for great beer, looking to find new places, discovering new beers. I went to England, and that took me on another massive journey, where these breweries were the foundations of so many little cities. What really kicked my ambition over into overdrive was when I had my son. At that point, everything changed, and I was like, "Now there's no more being lazy. I have a dream, and I have to do that, and I have to be able to teach that skill to my son, if you have this idea inside your mind ..." I see this with entrepreneurs. Some people are like, "Oh, I've got this great idea," and it's a million dollar idea, and they're like, "Oh, but somebody else did it." Well, shame on you for not doing it first. I started saying to myself, "Well, shame on me for not doing it first." You've got to take the risk. You've got to take the gamble and do it.

I've worked extensively in the restaurant industry, and a brewpub is a combination of a brewery, restaurant, bar, and a therapy center. It's a place to celebrate, a place to cry. I've been a cook, a server, and a bartender, and my friends and family have always said, "Oh, you should have your own restaurant." I would be like, "No way. It's so hard." But then when I got into brewing, I married my two passions, the food industry and the beer industry, and I also realized that not a lot of people did brew pubs because they're extremely intimidating. Making beer is difficult. It's one part science, one part magic, one part farming. It's complicated to make great beer, and the science and the chemistry behind it, if you don't have a grasp of that, you're not going to make good beer. I was the assistant brewer at a brewery here in San Francisco when I decided to start my own place. This is really funny — there are 30,000 CEO positions in the Bay Area. There are 17 brewmaster positions and 17 assistant brewer positions. You have a greater chance of becoming a CEO than you do of becoming a brewmaster. So I knew by then that I was good at making beer.

Also, I knew that brewpubs have an 84% success rate compared to the success rate of restaurants, and that was a number I was comfortable gambling with. We've done this, and we're slowly beginning to do distribution to different establishments. It's a closed waiting list for other places who want to have our beer. Again, it's another factor that tells us that we are on the right path.

WF: There's a lot of turnover in the service industry. How do you retain employees?

HOPKINSON: I have resigned from the brewmaster position at Barrel Head, and I have handed that over to my assistant at the time, Kirk Hillyard, who is an amazing individual. He really leads the brewery program now and I'm just a CEO. We and our team collectively have ownership in this, and I have made the people who were my employees my business partners. I'm very proud and very lucky to have the team that I have. My company has practically zero turnover. My employees are stoked. I pay them as best I can, because I know that they are the foundation and the first people that our guests see when they come in. From my bartenders to my front of the house staff, I pay 100% of everybody's health care. ADP, which is a Fortune 500 company, doesn't even do that. I know that's maybe not the best pitch for an investor, but my investors here at the Barrel Head are blown away about the good performances of our staffers. They're always asking, "How do you retain such good staff?" I'm just like, "I teach them to have extreme ownership in their job, and I empower them." They are the lifeblood of this company. We all are.

WF: Why do you describe your brewpubs as "the Cheers of San Francisco?"

HOPKINSON: I've worked extensively in the fine dining world and I am very passionate about food. It's something I love -- I take our staff on farm trips and to distilleries so they can learn about how the things we consume are made so that we can make a great product that we and our guests are proud of. When we first opened up for the Barrel Head, we were a little bit more fancy, and then we really quickly pulled away from that.

The sort of snotty hype that surrounds fine dining really started getting to me after a while. I wanted to create an establishment that had food that was instantly recognized as upscale, but without the white tablecloths and the hype, and really to have it be approachable and affordable. I'm lucky that in living in the Bay Area, we can do that with the incredible access to blended seafood and organic locally-sourced farms just an hour's drive out of the city.

I also realized that people wanted a place that they could go to often and make their own. It's funny, when the Barrel Head originally opened, we had one TV in the bar. I would never introduce myself as the owner, because I don't like the attention, and I'd rather have a real conversation with people. But people were very excited about our place, to the point where there was a group of people that would always come for sports games, and they tracked me down and said, "Ivan, you've got to buy more TVs." They'd figured out I was the owner, and they told me, "You've got to get some more TVs for the game nights." I was like, "All right, I don't know." They're like, "Well, what if we buy the TVs?" I said, "Okay." They called my bluff, and they showed up the next day with three big plasma screens. I was stunned. Obviously we had to put them in. These guys, they took ownership. I realized that there were guests that were taking ownership of this establishment, and it was a loyalty that I had never fathomed. I realized that this place was theirs, as well, and I try to run it and respect that people take extreme ownership in our establishment.

I spend a lot of time with guests. I ask them about the food, the beer, the cocktails, what do they like, what they don't like, so I can make the most intelligent decisions. When I took our breakfast house-smoked salmon bagel off of the menu, there was just a revolution. I mean, the emails, the phone calls — I put it back immediately.

WF: How did you raise money to start Barrel Head?

HOPKINSON: It was hellacious. It was so challenging. I found the location in 2012, and I largely picked it because it was the one that I could afford to get off the ground. I had to raise $1.5 million and banks literally laughed at me. I didn't have enough money to get us all the way through construction. I had barely a quarter of it. I just said, "Do it," and I signed the lease. I locked myself into this location, and I started doing small bits of construction, but I had to raise the rest of this money. Very soon, neighborhood people started coming around and asking, "Hey, what's going on?" I'm like, "Hey, I'm building a brewpub. And I'm fundraising too if you're interested." People were Googling us, and I had a little link on my website saying, "Hey, if you're interested in investing, contact me."

People did. Very slowly, money started coming in. There were some big angel investors who lived in the neighborhood who stopped by and said, "Wow, this is amazing. But why are you still raising money if you're doing construction already?" I said, "Well, I'm just going to get through. I have to raise some more money as we're going along." This one guy said, "Well, what if you don't raise the rest of the money?" I was like, "Well, I will." He was like, "Well, what if you don't?" I told him again, "I will." This was while this place had dirt floors. There were no walls. Everything was in shambles. I had friends that were helping me build the bar — who are now the bartenders, by the way. I had these two wooden barrels, and there was this big stack of plywood over there on the floor, and there was all this dirt and rubble. I looked him in the eye and I told him, "You know what I'm going to do if I don't raise any more money? I'm going to take that piece of wood, I'm going to put it on those two barrels right over there. I'm going to go across the street, get a keg of beer that I've made, go over to your house, write you an IOU, take all the pint glasses out of your house, and then I'm going to open up that front door, and I'm going to start selling beer. Then, as I get money, I'm going to fix everything up. Nothing is going to stop me." He said, "No thank you." A year after we opened up, he and his wife came in and the place was packed wall-to-wall. They sat down, and they had eaten dinner, and they had drank, and they were like, "It's too loud. This is crazy." The wife told her husband, "I told you, you should have invested in this place. That was not smart. Ivan, when you open a new place, let me know. I will invest in it."

We have 30 employees who are very tight. About 95% of the employees that are here were the original employees when we opened. About 10% of them actually worked on the construction crew as well. We built the wooden tables out of the original joists of this building. The bar is a huge, massive tree that fell naturally that I talked our architect into giving it to us.

WF: What are Barrel Head's revenues?

HOPKINSON: When we first opened, we were very busy and then we sort of our leveled out at about $3 million a year in sales. Our profitability has increased as we have examined the cost of our goods and made our process more efficient and cost-effective. Our profit margins are 15%-plus.

San Francisco is a market of very sophisticated foodie people. When I travel outside of California, I get reminded very quickly of how spoiled we are, that we live here, that there is such great kitchen talent and such great resources for food. When we opened our doors here, there was a line going around the block, and there's already a lot of buzz around Lost Marbles, though we've been trying to remain very secretive about what we're doing.

WF: How did you get the opportunity to open Lost Marbles?

HOPKINSON: The building owner has had the building in his family for a couple generations. It was originally a bar that was built in 1908, and there was a company operating out of there until about three years ago. It had been vacant when the owner finally reached out to us about a year ago and said, "Hey, I know that you've been thinking of expanding. I think that your concept is super cool." It's true that we had been talking about expanding for a long time, and he gave us just such a great deal on the rent.

We decided it was just too good an opportunity to turn down, and we love the space, and we love the Clement neighborhood. A lot of our friends, guests, and employees live over in that neighborhood, so we decided to do it. We're moving on it. We're trying to raise the rest of the money needed to get us through construction, but the upgrade is underway. We're restoring the building while making some pretty drastic new improvements to turn it into a brewpub.

WF: When do you hope to open Lost Marbles?

HOPKINSON: The target is affected by so many changing variables that will push or pull it in any direction, but we want to open up by mid 2019 if not sooner.

WF: How much will the renovation cost?

HOPKINSON: We are overestimating $900,000 for the brewing equipment, the kitchen equipment, the building improvements, the cool tree bars that we're making, the stone decoration, redoing of the stone fireplaces, and bringing the place up to fire code. It has to have completely welded metal chimneys, so there's a fair bit of work that we're doing to make it beautiful and safe.

WF: What will differentiate Lost Marbles from the Barrel Head?

HOPKINSON: There is a very strong connection because this is our group's second project and we always refer to it as our sister bar. We always say it's going to be like the Barrel Head, but just a little bit better. We made mistakes when we were starting off here, and we definitely have learned from them. We're really excited to nail some things correctly this time.

WF: What are some mistakes you made at the Barrel Head that you'll avoid this time?

HOPKINSON: I think our food concept was a little off, and we've really tweaked that and corrected it by listening to our customers — our guests. I never like to refer to them as customers. They're guests in our establishment. Also, we're able to do things like fine-tune how we operate our payroll and employees. We've got such a solid team now, and we've retained such great talent, not only in bartenders and cooks but in all kinds of things.

For example, as we opened up the Barrel Head, we didn't have any art. One of our bussers is an amazing artist, and we bought prints from him and got them framed, and now we have very cool pieces that are related to us. Even the fact that we have 30 beers on tap, and while we could have beers from all around the world, we decided to keep the focus narrow and do all California beers, beers that are in our brewers' guild.

One thing I think we've learned is that there's a huge amount of sass that is makes us great. It's the colors of our personality that shine through. Take, for example, our cocktail names. I can't tell you how many giggles I get when I go to a table and I'm like, "All right, who has the IPA? Who ordered Hookers and Blow?" And everybody raises their hands. It's a great drink. We call it that because the name of the whiskey that we use to make it is called Hookers.

WF: What are your revenue projections for Lost Marbles? ^

HOPKINSON: We do about $3 million in sales annually at the Barrel Head, and that's what we're estimating for Lost Marbles as well. Talking to other business owners on the street and hearing about their revenue and expenses, I very easily predict that we could do somewhere in the vicinity of $3 million to $5 million, but we are conservatively predicting $3.5 million in the first year. That's about $70,000 per week.

The way that we come up with these numbers is pretty straightforward. You take the size of your space, the number of seats at the bar, and the number of seats in the restaurant. The average check would be a certain amount, maybe for two drinks and an appetizer. We know that on a Friday night, the bar is going to be packed and the tables are going to turn two to three times. We know that on a Monday, it's going to be a lot less than that. We take those numbers and we plug them into Excel. It gives us an idea of what we expect it to be, but it's just a crystal ball vision, and the only way that those crystal ball visions come true is through constant present ownership.

Whatever profit is coming in in the beginning, it probably will be reinvested into the establishment at first, but I do hope to do distributions as soon as the first year.

WF: Who are your customers? ^

HOPKINSON: We're always trying to be a place for anybody, a place where people can come on a date, a place where guys can come together and watch a game, a place where you can come and have a dessert after you've had dinner somewhere else, and we're really trying to make it a fun environment. I am blown away when I walk down the Barrel Head bar and the bartenders know practically everybody's name. It's crazy. There are people here who come four to five times a week, and they have a beer or two and hang out at the bar. These people really take extreme ownership in this place, which is amazing, and it's a total honor. We're targeting a similar crowd at Lost Marbles. I love going out to fancy dinners, but I do it once a month. Other places where I can more casually be myself? I'm there a lot. We could have gone for the high-ticket fancy food and $100 bottles of wine, but when you get people on a regular basis, and they have that loyalty to your establishment, I think for us, that's the winning ticket.

WF: Why did you decide to raise money through equity crowdfunding? ^

HOPKINSON: We have sought some angel investment as well — there are a few people who have already written some checks, some large checks. But what I love about crowdfunding is that it's about people having ownership in the establishment. That's something we've always valued, and now our guests literally can have ownership in the establishment.

Raising money is very difficult. It is a black magic art, and why investors do it or don't do it, why they make those decisions, it's so hard to nail down. But thinking back to my interviews with investors in Barrel Head, I can recall those moments when they made that decision to invest. They didn't tell me at that time, but I could see that they wanted to do it, and then they'd go home and talk to their families. People have said to me about Barrel Head "Oh, it must be really hard to manage all those investors." No, it's actually really easy. They're the most supportive group. Even the times when I've come to them with bad news, they just say, "Ivan, hey, problems happen. Push forward." We're really all part of a team.

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RISKS

1 The success of the LLC will depend directly on the successful operation of the Restaurant. Any return to the LLC, and accordingly the Members, will depend on the success of the Management and key personnel and consultants in generating income in excess of operating costs. The success of the LLC will also depend in part on the successful and timely construction of the Restaurant premises within the projected budget. If some of the operations do not achieve a certain level of gross revenues, the financial performance of all of the operations may be seriously and negatively impacted.

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Lost Marbles Brewpub is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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